SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)               FEBRUARY 23, 2004


                          PENTHOUSE INTERNATIONAL, INC.
               __________________________________________________
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


          FLORIDA                      333-83448                65-1158257
________________________________________________________________________________
(STATE OR OTHER JURISDICTION        (COMMISSION FILE           (IRS EMPLOYER
     OF INCORPORATION)                  NUMBER)             IDENTIFICATION NO.)


             11 PENN PLAZA
           NEW YORK, NEW YORK                                          10001
________________________________________________________________________________
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                             (ZIP CODE)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE                (212) 702-6000


                                        N/A
          _____________________________________________________________
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


________________________________________________________________________________


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ITEM 5.    OTHER EVENTS AND REGULATION FD DISCLOSURE

On February, 2004 Penthouse International (OTC BB: PHSL) announced that it completed the placement of $24.0 million in three-year, 7.5% convertible senior secured notes with Laurus Master Fund, Ltd. ("Laurus Funds"), a financial institution specializing in providing asset-based financing to public companies. The notes, acquired by Laurus Funds are secured by a first mortgage on the double townhouse located at 14-16 East 67th Street, New York, New York and occupied by Robert Guccione, Chief Executive Officer of General Media, Inc., Penthouse's 99.5% owned-subsidiary and the editor-in-chief of Penthouse Magazine.

Penthouse used the proceeds to acquire the 67th Street townhouse residence previously foreclosed upon by creditors of Mr. Guccione and his affiliates and to retire related institutional mortgage debt on the property held by affiliates of Deutschebank and Merrill Lynch.

See the Press Release dated February 23, 2004 attached hereto as Exhibit 99.1 for additional information.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)   Exhibits - 99.1 Press release dated February 23, 2004

A copy of this press release is furnished as Exhibit 99.1 to this report. This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the company, whether made before or after the date of this report, regardless of any general incorporation language in the filing.


                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: February 26, 2004

                                 By: /s/ CLAUDE BERTIN
                                 _______________________________________________
                                 Name: Claude Bertin
                                 Title:  Executive Vice President and  Secretary